
4000 BELL ATLANTIC TOWER             LAW OFFICES OF                       1500 K STREET, N.W.
   1717 ARCH STREET               DECHERT PRICE & RHOADS               WASHINGTON, DC 20005-1208
PHILADELPHIA, PA 19103-2793                                                  (202) 626-3300
   (215) 994-4000
                                    477 MADISON AVENUE
                                   NEW YORK NY 10022-5891
  214 CARNEGIE CENTER                                                 TEN POST OFFICE SQUARE * SOUTH
PRINCETON, NJ 08540-6237                                                  BOSTON, MA 02109-4603
   (609) 520-3200                 TELEPHONE: (212) 326-3500                  (617) 728-7100
                                  TELEX: 645612  BARDEP NY
                                    FAX: (212) 308-2041                 52 BEDFORD SQUARE
TWENTY NORTH MARKET SQUARE                                            LONDON WCIB 3EX, ENGLAND
HARRISBURG, PA 17101-1603                                                (071) 631-3383
     (717) 237-2000
                                                                       65 AVENUE LOUISE, BOX NO. 4
                                                                          1050 BRUSSELS, BELGIUM
                                                                              (02) 535-5411

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                                                          November 13, 1992

 Pennsylvania Daily Municipal Income Fund
 100 Park Avenue
 New York, NY  10017


 Gentlemen:


                   We have acted as special Massachusetts counsel to Pennsylvania Daily Municipal Income Fund, a Massachusetts business trust (the
 "Trust"), in connection with the organization of the Trust and the issuance of its shares of beneficial interest (the "Shares").


                   As Massachusetts counsel for the Trust, we are familiar with its Declaration of Trust and Bylaws. We have examined the
 Prospectus and Statement of Additional Information, included in the Trust's
 Registration Statement on Form N-IA, substantially in the form in which it is to become effective, and have examined and relied upon such corporate records of the Trust and other documents and certificates as to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed without independent verification the authenticity of all documents submitted to us, the conformity with originals of all documents submitted to us as copies and the genuineness of all signatures.


                   Based on such examination, we are of the opinion and so advise you that:
                   1. The Trust is duly organized and validly existing as a Massachusetts business trust in good standing under the laws of the Commonwealth of Massachusetts.


                   2. The Shares of the Trust to be offered for sale pursuant to the Registration Statement are duly authorized and, when sold, issued and paid for as

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Pennsylvania Daily Municipal Income Fund
November 13, 1992
 Page 2


                            contemplated by the Trust's Registration
                            Statement, will have been validly and legally
                             issued and will be fully paid and nonassessable.


                   This letter expresses our opinion as to the Massachusetts General Laws governing matters such as due organization and the authorization and issuance of shares of beneficial interest of the Trust, but it does not extend to the securities or "Blue Sky" laws of Massachusetts, to federal securities laws or to other laws.


                   We consent to the filing of this opinion as an exhibit to the Registration Statement and the references to us, in our capacity as special
 Pennsylvania counsel to the Trust, under the caption "Pennsylvania Income
 Taxes" in the Prospectus and Statement of Additional Information and under the heading "Counsel and Auditors" in the Statement of Additional Information

                                                    Very truly yours,
                                                     s/s Dechert Price & Rhoads
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

4000 BELL ATLANTIC TOWER             LAW OFFICES OF                       1500 K STREET, N.W.
   1717 ARCH STREET               DECHERT PRICE & RHOADS               WASHINGTON, DC 20005-1208
PHILADELPHIA, PA 19103-2793                                                  (202) 626-3300
   (215) 994-4000
                                    477 MADISON AVENUE
                                   NEW YORK NY 10022-5891
  214 CARNEGIE CENTER                                                 TEN POST OFFICE SQUARE * SOUTH
PRINCETON, NJ 08540-6237                                                  BOSTON, MA 02109-4603
   (609) 520-3200                 TELEPHONE: (212) 326-3500                  (617) 728-7100
                                  TELEX: 645612  BARDEP NY
                                    FAX: (212) 308-2041                 52 BEDFORD SQUARE
TWENTY NORTH MARKET SQUARE                                            LONDON WCIB 3EX, ENGLAND
HARRISBURG, PA 17101-1603                                                (071) 631-3383
     (717) 237-2000
                                                                       65 AVENUE LOUISE, BOX NO. 4
                                                                          1050 BRUSSELS, BELGIUM
                                                                              (02) 535-5411

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                                                          November 13, 1992

 Pennsylvania Daily Municipal Income Fund
 c/o Reich & Tang, L.P.
 100 Park Avenue
New York, New York 10017


                            Re: Pennsylvania Taxation

Dear Sirs:

     In conjunction with the proposed public offering of shares of beneficial interest ("Shares") of the Pennsylvania Daily Municipal income Fund (the "Fund") you have requested that we provide an opinion concerning the Pennsylvania state taxation of holders of Shares of the Fund. For purposes of rendering this opinion, we have examined and relied upon the information about the Fund contained in the draft Registration Statement for the Fund provided to us (the
"Registration Statement"). In addition, we have received, as of the date hereof, a ruling letter from the Commonwealth of Pennsylvania with respect to the status of distributions from the Fund to holders of Shares of the Fund subject to the Pennsylvania Personal income Tax.


     The proceeds of the sale of Shares will be invested primarily in interest-bearing obligations issued by or on behalf of the Commonwealth of Pennsylvania, its agencies and instrumentalities, or political subdivisions thereof ("Pennsylvania Bonds") or issued by other states of the United States or their political subdivisions. Distributions of interest received by the Fund from Pennsylvania Bonds and other obligations will be made to the holders of Shares. In the opinion of bond counsel to each issuer, the interest on all Pennsylvania Bonds in the Fund is exempt from federal income tax under existing law.


     The Fund is organized as a Massachusetts common law business trust, but for federal income tax purposes will be treated as a "regulated investment company" subject to Subchapter M of the Internal Revenue Code of 1986, as amended to date
(the


Pennsylvania Daily Municipal Income Fund
November 13, 1992
Page 2

"Code"). Accordingly, for federal income tax purposes, interest income earned on the Bonds which would be exempt under section 103 of the Code to holders of the Bonds will be treated as "exempt interest dividends" when distributed by the Fund to holders of Shares of the Fund, and therefore will be exempt from federal income tax to such holders.


     Various personal property taxes are in effect in Pennsylvania. These include the County Personal Property Tax, as in effect in many counties. Act of June 17, 1913, P.L. 597; the City of Pittsburgh Personal Property Tax, Chapter 261, Pittsburgh Code of Ordinances, as authorized by Act of March 7, 1901, P.L. 20; the First Class A School District (Pittsburgh School District) Personal Property Tax, Act of June 20, 1947, P.L. 733. Each of these personal property taxes provides that the value of shares of any regulated investment company, as defined under the provisions of the current Internal Revenue Code, shall be determined by multiplying the actual value of such shares by a fraction, the numerator which shall be the total value of so much of the personal property owned by the regulated investment company as would be taxable if owned by a resident of Pennsylvania, and the denominator of which is the total value of all personal property owned by the regulated investment company. The Pennsylvania Bonds are exempt from each of the above personal property taxes. Therefore, to the extent that the value of Shares of the Fund is represented by Pennsylvania Bonds, such portion of the value of such Shares is exempt from each of the above personal property taxes.


     Pennsylvania imposes a Personal Income Tax on eight defined classes of income. Tax Reform Code of 1971, Act of August 31, 1971, P.L. 372, as amended.
Article III. Generally, distributions by regulated investment companies are treated as "dividends" subject to Pennsylvania Personal Income Tax to the extent of the earnings and profits of the distributing investment company, regardless of whether the earnings and profits were generated by the receipt of income which would be tax exempt if received directly by a resident of Pennsylvania. Distributions by a business trust are expressly included in definition of dividends. See Penna. Reg. 101.1, 103.15. Notwithstanding the above position of the Pennsylvania Department of Revenue, the Department has also taken the position that certain regulated investment companies organized as common law business trusts will be treated as trusts for purposes of the Pennsylvania Personal Income Tax.

Pennsylvania Daily Municipal Income Fund
November 13, 1992
Page 3

     To qualify for such treatment, the Fund may not vary its investments except to (i) eliminate unsafe investments and investments not consistent with the preservation of the Fund's capital or tax status of the Fund's investments, (ii) reinvest the earnings from securities in like securities or (iii) defray administrative expenses. The Fund has received a ruling from the Pennsylvania Department of Revenue as of the date hereof to the effect that the activities of the Fund will be in compliance with these restrictions, and as long as the Fund abides by the restrictions, it will be treated as a trust for Pennsylvania personal income tax purposes. So long as the Fund is so treated, interest income from and net gains from sales of Pennsylvania Bonds will retain their character when distributed to holders of Shares of the Fund.


     Therefore, the proportion of interest income earned by the Fund which represents interest income on Pennsylvania Bonds will be exempt when received by the Fund and distributed to holders of Shares in the Fund, as will interest on all bonds and other obligations which by federal statute are exempt from state and local income taxes. In addition, the disposition by the Fund of a Pennsylvania Bond (whether by sale, exchange, redemption or payment at maturity), will not constitute a taxable event to a holder of Shares of the Fund under the Pennsylvania Personal Income Tax. Further, although there is no published authority on the subject it is our opinion that a holder of Shares of the Fund will not have a taxable event under the Pennsylvania Personal Income Tax upon the redemption or sale of his Shares to the extent that the Fund is then comprised of Pennsylvania Bonds.


     The Pennsylvania Corporate Net Income Tax is imposed by Article IV of the Tax Reform Code of 1971, P.L. 372, as amended. The taxable income of a corporation subject to the Corporate Net Income Tax is determined in accordance with federal principles, with certain exceptions. In the case of income consisting of interest received from Pennsylvania Bonds, including "exempt interest dividends," such income is excluded under the Corporate Net Income Tax to the same extent as excluded under federal law.


     Finally, the Philadelphia School District imposes a tax on unearned income, including dividends, of Philadelphia resident individuals. Philadelphia School District Investment Net Income Tax, Section 19-1804, Philadelphia Code of Ordinances, as authorized by Act of November 16, 1967, P.L. 500. While no formal regulation or ruling specifically covers the Fund, we have

Pennsylvania Daily Municipal Income Fund
November 13, 1992
Page 4


been advised by the administrators of School District of Philadelphia taxes that it is the position of the School District that it will not impose the Philadelphia School District investment Net income Tax on income exempted from Pennsylvania Personal Income Tax on the basis described above. Therefore, it is our opinion that distributions representing interest from Pennsylvania Bonds and distributed to residents of Philadelphia will not be subject to Philadelphia School District Investment Net Income Tax, nor will gains from the sale of such obligations, or Shares of the Fund be subject to the Philadelphia School District Investment Net Income Tax. The School District tax has no application to gain on the disposition of property held by the taxpayer for over six months.


     The above opinion is based upon current law, regulations and informal administrative interpretations of the various taxing authorities of the Commonwealth of Pennsylvania. There can be no assurance that such laws and administrative interpretations will not be changed, and may be changed retroactively. Moreover, such opinion is expressly conditioned upon the operation of the Fund in accordance with the restrictions alluded to earlier in the opinion.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (No. 33-48014) relating to the Shares referred to above, and to the reference our firm as special Pennsylvania tax counsel in said Registration Statement and in the related Prospectus.


                                              Very truly yours,
                                              s/s Dechert Price & Rhoads